EXHIBIT 99.1

SCHEDULE A

Funds

Date	Number of Shares Bought	Price Per Share($) (1)(2)
10/18/2024	2,410	12.917504(3)
10/21/2024	3,297	12.138269(4)
10/22/2024	1,932	11.861352(5)
10/25/2024	30	11.502906(6)
11/12/2024	3,422	10.620428(7)
11/13/2024	4,095	10.252791(8)
11/14/2024	429	9.642175(9)
12/2/2024	2,358	11.185089(10)
12/3/2024	316	11.208425(11)
12/4/2024	652,042	18.096773 (12)
12/5/2024	387,450	18.101830 (13)
12/6/2024	122,436	18.091399 (14)
12/9/2024	125,322	18.063930(15)
12/10/2024	110,726	18.062610(16)
12/11/2024	119,201	18.073543(17)
12/12/2024	64,707	18.05993 (18)
12/13/2024	88,706	18.058730(19)
12/16/2024	146,406	17.967914(20)
12/17/2024	52,730	17.913389(21)
12/18/2024	77,208	17.905068(22)

(1) Excludes commissions and other execution-related costs.

(2) Upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares bought or sold (as the case may be) at each separate price will be provided.

(3) Reflects a weighted average purchase price of $12.917504 per share, at prices ranging from $12.85 to $13.05 per share.

(4) Reflects a weighted average purchase price of $12.138269 per share, at prices ranging from $11.98 to $12.38 per share.

(5) Reflects a weighted average purchase price of $11.861352 per share, at prices ranging from $11.67 to $12.00 per share.

(6) Reflects a weighted average purchase price of $11.50290 6per share, at prices ranging from $11.47 to $11.54 per share.

(7) Reflects a weighted average purchase price of $10.620428 per share, at prices ranging from $10.43 to $11.00 per share.

(8) Reflects a weighted average purchase price of $10.252791 per share, at prices ranging from $10.04 to $10.52 per share.

(9) Reflects a weighted average purchase price of $9.642175 per share, at prices ranging from $9.59 to $9.72 per share.

(10) Reflects a weighted average purchase price of $11.185089 per share, at prices ranging from $10.82 to $11.58 per share.

(11) Reflects a weighted average purchase price of $11.208425 per share, at prices ranging from $11.10 to $11.31 per share.

(12) Reflects a weighted average purchase price of $18.096773 per share, at prices ranging from $17.97 to $18.15per share.

(13) Reflects a weighted average purchase price of $18.101830 per share, at prices ranging from $18.06 to $18.15 per share.

(14) Reflects a weighted average purchase price of $18.091399 per share, at prices ranging from $18.07 to $18.15 per share.

(15) Reflects a weighted average purchase price of $18.063930 per share, at prices ranging from $18.04 to $18.13 per share.

(16) Reflects a weighted average purchase price of $18.062610 per share, at prices ranging from $18.04 to $18.08 per share.

(17) Reflects a weighted average purchase price of $18.073543 per share, at prices ranging from $18.04 to $18.11 per share.

(18) Reflects a weighted average purchase price of $18.05993 per share, at prices ranging from $18.06 to $18.11 per share.

(19) Reflects a weighted average purchase price of $18.05873 per share, at prices ranging from $$18.05 to $18.10 per share.

(20) Reflects a weighted average purchase price of $17.967914 per share, at prices ranging from $17.86 to $18.07per share.

(21) Reflects a weighted average purchase price of $17.913389 per share, at prices ranging from $17.90 to $17.96 per share.

(22) Reflects a weighted average purchase price of $17.905068 per share, at prices ranging from $17.89 to $19.95 per share.

SCHEDULE B

Funds

Date	Number of Shares Sold	Price Per Share($) (1)(2)
10/25/2024	1	11.540000(3)
11/4/2024	5,168	11.188540(4)
11/5/2024	3,486	11.456947(5)
11/6/2024	2,266	12.254716(6)
11/7/2024	3,401	12.203100(7)
11/8/2024	458	10.724816(8)
11/11/2024	1,589	10.593886(9)
11/14/2024	1	9.885000(10)
11/15/2024	3,819	9.876587 (11)
11/18/2024	3,039	10.421105(12)
11/25/2024	318	10.887562(13)
12/4/2024	2,958	18.115063(14)
12/5/2024	485	18.110865(15)

(1) Excludes commissions and other execution-related costs.

(2) Upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares bought or sold (as the case may be) at each separate price will be provided.

(3) Reflects a weighted average purchase price of $11.540000 per share, at prices ranging from $11.54 to $11.54 per share.

(4) Reflects a weighted average purchase price of $11.188540 per share, at prices ranging from $11.01 to $11.41 per share.

(5) Reflects a weighted average purchase price of $11.456947 per share, at prices ranging from $11.29 to $12.61 per share.

(6) Reflects a weighted average purchase price of $11.502906 per share, at prices ranging from $11.96 to $12.47 per share.

(7) Reflects a weighted average purchase price of $12.254716 per share, at prices ranging from $11.77 to $12.41 per share.

(8) Reflects a weighted average purchase price of $12.203100 per share, at prices ranging from $10.60 to $10.88 per share.

(9) Reflects a weighted average purchase price of $10.593886 per share, at prices ranging from $10.50 to $10.70 per share.

(10) Reflects a weighted average purchase price of $9.885000 per share, at prices ranging from $9.89 to $9.89 per share.

(11) Reflects a weighted average purchase price of $9.876587 per share, at prices ranging from $9.78 to $9.96 per share.

(12) Reflects a weighted average purchase price of $10.421105 per share, at prices ranging from $10.31 to $10.56 per share.

(13) Reflects a weighted average purchase price of $10.887562 per share, at prices ranging from $10.87 to $10.90 per share.

(14) Reflects a weighted average purchase price of $18.115063 per share, at prices ranging from $17.98 to $18.21 per share.

(15) Reflects a weighted average purchase price of $18.110865 per share, at prices ranging from $18.10 to $18.13 per share.